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                                  EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS





The Board of Directors
Tandem Computers Incorporated


          We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Tandem Computers Incorporated Deferred Compensation Plan of our report dated October 26, 1993, with respect to the consolidated financial statements and schedules of Tandem Computers Incorporated included in its Annual Report (Form 10-K) for the year ended September 30, 1993, filed with the Securities and Exchange Commission.



                                                      Ernst & Young LLP


San Jose, California
September 7, 1994